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                                                                   EXHIBIT 10.27

Confidential portions of this document indicated by ***** have been omitted and filed separately with the Commission

TIFTON ALUMINUM COMPANY, INC.
P O Box 188
142 Tifton Drive
Delhi, Louisiana 71232

November 6, 2002

Mr. Gary Ihrke
V.P Operations
Featherlite Trailers
P O Box 320
Cresco, IA 52136

Dear Gary,

This letter will serve as confirmation of our agreement finalized today. ALCOA has purchased, with your authorization # pounds of aluminum for your extrusion needs during the 1st half of 2003. The extrusions will be purchased and delivered from our Tifton plant at a base price of ***** per pound on solid shapes, and ***** per pound on hollow shapes. All current adders will apply consistent with previous agreements. All prices include delivery to Cresco, IA. Featherlite will provide payment for each truckload via wire transfer at point of shipment. We are reserving # pounds per week to support your program. The prices and tonnage stated above are firm, as metal has been secured to cover this contract. Thanks, again for your business

Yours truly
Herb Grubbs
Regional Sales Manager

cc:  Benny Register
     Margaret Loper
     Craig Lepa
     File

Confidential portions of this document indicated by ***** have been omitted and filed separately with the Commission